                                                                                        Exhibit Exhibit 99.1
Z Trim Holdings Signs Manufacturing Agreement with Aveka Group

Company Significantly Increases Monthly Production Capabilities

MUNDELEIN, Ill., -- Z Trim Holdings, Inc. (OTC:  ZTHO), manufacturer of multifunctional dietary fiber ingredients for the food industry, today announced that the company has signed a manufacturing contract with Aveka Nutra Processing, LLC ("Aveka"), part of the Aveka Group.  The agreement will provide Z Trim with a partner for future manufacturing initiatives.  The contract will initially increase monthly production of Z Trim’s dietary fiber product from current levels of approximately 30,000 pounds per month by an additional 100,000 pounds per month, then, over time, to as much as 1,000,000 pounds per month.  Aveka plans to produce Z Trim products in Waukon, Iowa, and expects to invest over $3 million in a facility.

“Z Trim’s relationship and previous achievements with Aveka provide management with the utmost confidence that this agreement will initially allow us to quadruple our current production capacity to 130,000 pounds per month, while lowering manufacturing costs," stated Steve Cohen, CEO of Z Trim Holdings.  “We believe that Z Trim will be able to leverage Aveka’s key industry relationships and strong R&D capabilities in order to mass commercialize our industry-changing technologies.  With production expected to begin in the second or third quarter 2012, at 100,000 pounds per month and with the ability to reach 1 million pounds per month, we believe that Z Trim will become an attractive large-scale supplier to global consumer goods companies.”

Z Trim Holdings had previously engaged Aveka to assist in further optimization of the manufacturing process and to develop plans to protect and expand Z Trim's intellectual property. The agreement included research and development initiatives aimed at establishing and expanding the functional performance of the insoluble and soluble fibers derived from Z Trim Holdings' existing patented processes.

“We look forward to helping Z Trim Holdings, Inc. become a major global supplier of multi-functional ingredients,” said Aveka founder, Dr. Willie Hendrickson.  “Z Trim’s products are truly born of a disruptive technology, which will change the way many companies make use of agricultural by-products.”

About AVEKA

The AVEKA Group www.aveka.com/ is a contract manufacturing and research & development company that focuses on particle technology. Whether you require basic spray drying, a specialty particle coating or a highly engineered microcapsule, AVEKA has technologies, processes, and manufacturing capabilities to provide solutions.

AVEKA works closely with its clients to provide innovative approaches and quality manufacturing. AVEKA’s breadth of industry knowledge and wide spectrum of technology platforms allow us to provide unique insight and creativity which results in value-added products and services for our customers. AVEKA’s research team will help you find the best solution to your processing needs. From lab scale samples to full-scale production, AVEKA has the manufacturing sites and quality systems to service a wide variety of applications and markets including specialty chemicals, industrial materials, food and nutraceuticals, pet food, agriculture, microelectronics, personal care, medical and pharmaceutical.

ABOUT Z TRIM®

Z Trim Holdings, Incorporated, www.ztrim.com, deploys technology, formulation, and product performance solutions built around cutting edge multifunctional dietary fibers for both domestic and international food markets. Made from either corn bran or oat hulls, Z Trim® fiber ingredients contribute multifunctional attributes for food product design and processing, including moisture management, texture and appearance quality, fat and calorie reduction, clean labeling, and cost-control. Z Trim® can provide enhanced eating quality, outstanding product performance, and frequently, improved nutritional profiles in meats, sauces, dressings, microwaveable hand-held snacks, baked goods, fillings, toppings, prepared meals, ice cream, cream cheese, dips, and many other food products.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Media:
Angela Strickland
(847) 549-6002
mediarelations@ztrim.com

Or

Investor Relations:
Alliance Advisors
Thomas Walsh
twalsh@allianceadvisors.net
(212) 398-3486

Legend Securities, Inc.
Thomas Wagner
twagner@legendsecurities.com
(718) 233-2627